"ARTICLES OF INCORPORATION

                                       OF

                              TASTY BAKING COMPANY



     FIRST. The name of the corporation is Tasty Baking Company.

     SECOND. The purposes for which the corporation is organized are as follows:

          To manufacture or otherwise produce, use, buy, sell and otherwise deal in goods, wares, merchandise and other articles of commerce and personal property of every kind and nature including human foods of every kind and description.

          To acquire by purchase, lease, grant, gift, devise, bequest, exchange of securities or property, or otherwise, any property, real or personal, and any interest therein, including the business, good will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

          To hold, own, improve, develop, lease, sell, mortgage, pledge and otherwise deal in, invest in and dispose of, any property, real or personal, and any interest therein, including the business, good will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.

     THIRD. The location and post office address of the registered office of the corporation in the Commonwealth of Pennsylvania is 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

     FOURTH. The corporation is to exist perpetually.

     FIFTH. The aggregate number of shares which the corporation shall have authority to issue is 15,000,000 shares of common stock having a par value of $0.50 per share.

     SIXTH. The number of directors of the corporation shall be fixed from time to time by or pursuant to its by-laws, but the number shall never be less than three and, until after the annual meeting of shareholders to be held in 1998, shall never be more than ten. Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws; one class to hold office for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At the annual meetings of shareholders of the corporation to be held in 1987 through 1997, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified. Effective with the election of directors at the annual meeting of shareholders to be held in 1998, the successors to the class of directors whose term expires at that meeting and thereafter shall be elected to hold office for a one year term and until their successors are elected and qualified.

          Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

          Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article SIXTH or any provision hereof at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

     SEVENTH. Notwithstanding anything contained in any other provision of these Articles of Incorporation to the contrary or the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order to approve or authorize any Business Combination (as hereinafter defined) which has not been approved by seventy-five (75%) of the directors then in office. The term "Business Combination" as used in this Article SEVENTH shall mean any of the following:

          (a) any merger or consolidation of the corporation or any subsidiary thereof with any other corporation if either (1) such merger or consolidation is required by law to be approved or authorized by the shareholders or (2) as a result of such merger or consolidation, the total number of shares of common stock of the surviving corporation to be issued or delivered in connection therewith plus the number of shares initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered in connection therewith exceeds 15% of the number of shares of common stock outstanding immediately prior to the effective date of such merger or consolidation;

          (b) any sale, lease, exchange or other disposition (in one or a series of transactions) of all, or substantially all, of the property and assets of the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

          (c)  the   dissolution  or  any  liquidation  of  the  assets  of  the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

          (d) the issuance or transfer by the corporation or any subsidiary thereof of any securities of the corporation or any subsidiary thereof in exchange for cash, securities or property (or a combination thereof) in one transaction or a series of transactions which is or are required by-law or by any agreement to which the corporation is a party to be approved or authorized by the shareholders;

          (e) any share exchange or division with respect to the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

          (f) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries, which is required by law or by any agreement to which the corporation is a party to be approved or authorized by the shareholders.

          The provisions of this Article SEVENTH shall apply only to Business Combinations which are submitted to the shareholders for approval at any annual or special meeting of shareholders held not later than the annual meeting of shareholders to be held in 1998.

          Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or by the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article SEVENTH or any provision hereof at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998."

                                                       Amended December 15, 1995


                              TASTY BAKING COMPANY
                                -----------------

                                     BY-LAWS
                                -----------------


                                    ARTICLE I

                                     OFFICES

     Section 1. The principal office shall be at 2801 Hunting Park Avenue in the City of Philadelphia, Commonwealth of Pennsylvania. The location of the principal office shall, at all times, be within the limits of the Commonwealth of Pennsylvania.

     Section 2. The corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of the shareholders shall be held in the City of Philadelphia, Pennsylvania, or at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may designate.

     Section 2. The annual meeting of the shareholders shall be held on such day in the months of April, May or June as the Board of Directors shall designate, when they shall elect by a plurality vote, by ballot, a Board of Directors, to serve for one year and until their successors are elected or chosen and qualify, and transact such other business as may properly be brought before the meeting.

     Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by stature or by the articles of incorporation may be called at any time by the Chairman of the Board or a majority of the Board of Directors, or shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at the particular meeting, upon written request delivered to the Secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not less than ten nor more than sixty days thereafter, as the Secretary may fix. If the Secretary shall neglect to issue such call, the person or persons making the request may issue the call.

     Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least ten days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder.

     Section 5. The officer having charge of the transfer books for shares of the corporation shall prepare and make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to notice of the meeting and a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each which lists shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

     Section 7. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. If, however, any meeting of the shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors such meeting may be adjourned from day to day or for such longer periods not exceeding fifteen days each as the holders of a majority of the votes present in person or by proxy and entitled to vote shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8. When a quorum is present or represented at any meeting, any action to be taken shall be authorized by a majority of the votes cast at such meeting by all shareholders entitled to vote thereon, unless the action is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 9. Each shareholder shall at every meeting of the shareholders be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date, unless coupled with an interest, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to vote at such meeting. In each election for directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

     Section 10. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may and, on the request of any shareholder entitled to vote or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders entitled to vote or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder entitled to vote or his proxy. If there be three judges of election, the decision, act or certificate of a majority, shall be effective in al respects as the decision, act or certificate of all.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. The number of directors which shall constitute the board shall never be less than three (3) and, until after the annual meeting of shareholders to be held in 1998, shall never be more than ten (10). The Board of Directors may by a vote of not less than a majority of the authorized number of directors increase or decrease the number of directors from time to time, without a vote of the shareholders provided, however, that any such decrease shall not eliminate any director then in office. Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in these by-laws; one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. The number of directors in each class shall be determined by a vote of not less than a majority of the authorized number of directors. At the annual meeting of shareholders of the corporation to be held in 1987 through 1997, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified. Effective with the election of directors at the annual meeting of of shareholders to be held in 1998, the successors to the class of directors whose term expires at that meeting and thereafter shall be elected to hold office for a one year term and until their successors are elected and qualified.

     Section 2. Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these by-laws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998. Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these by-laws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Section 2, or any provision hereof at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

     Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     Section 4. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

     Section 6. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the shareholders at the corporation's principal office unless a different time and place shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event such meeting is not held at such time and place, or in the event of the failure of the shareholders to fix a different time or place for such first meeting of the newly elected Board of Directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the Board of Directors may be held without notice on the third Friday of each month at the principal office of the corporation or at such other time or place as shall from time to time be determined by the board.

     Section 8. Special meetings of the Board may be called by the Chairman of the Board or Chief Executive Officer on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors, which request shall state the purpose or purposes of the proposed meeting.

     Section 9. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. The order of business at all meetings of the board shall be substantially as follows:

          (1)       Roll Call. A quorum being present.

          (2) Reading and approval of minutes of preceding meeting of Directors.

          (3)       Reading and  approval  of  unapproved  minutes of  Executive
                    Committee.

          (4)       Reports of officers.

          (5)       Unfinished business.

          (6)       New business.

     Section 11. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

     Section 12. In the event a national disaster or national emergency is proclaimed by the President or Vice-President of the United States, the directors, even though there may be less than a quorum present, may take all actions which they could have taken if a quorum had been present.

     Section 13. One or more directors may participate in a meeting of the board or any committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other.

                               EXECUTIVE COMMITTEE

     Section 14. The Board of Directors may, by resolution passed by a majority of the whole board, designate two or more of its number to constitute an Executive Committee which, to the extent provided in such resolution shall have and exercise the authority of the Board of Directors in the management and business of the corporation. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the board when required.

                            COMPENSATION OF DIRECTORS

     Section 15. The Board of Directors shall have the power to fix, and from time to time to change, the compensation of the directors of the corporation which compensation may include an annual retainer fee and a fee for attendance at regular or special meetings of the board and of any committees of the board. CHAIRMAN EMERITUS

     Section 16. Any director who shall have served as Chairman of the Board or as Chairman and Chief Executive Officer may be appointed by the Board of Directors to hold the position of Chairman Emeritus for such time as the board shall by resolution determine from time to time which may extend beyond his term as a director. Following the end of his term as a director, the Chairman Emeritus (i) shall not be entitled to continue to receive the directors' annual retainer fee, (ii) shall be entitled to attend meetings of the Board of Directors and to be paid the regular attendance fee therefor but, (iii) shall have no vote at such meetings or responsibility for actions taken by the Board of Directors.

                               DIRECTOR EMERITUS

     Section 17. Upon retirement, the Board of Directors may elect a director to the position of Director Emeritus. The Director Emeritus shall serve for a one year term and may be re-elected by the Board of Directors for one further one year term but may not serve for more than two such one year terms. The Director Emeritus (i) shall not be entitled to continue to receive the directors' annual retainer fee, (ii) shall be entitled to attend meetings of the Board of Directors and to be paid the regular attendance fee therefor but, (iii) shall have no vote at such meetings or responsibility for actions taken by the Board of Directors.

                                   ARTICLE IV
                                     NOTICES

     Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional vice-presidents and one or more assistant secretaries and assistant treasurers.

     Section 2. The Board of Directors, immediately after each annual meeting of shareholders, shall elect a Chairman of the Board. The board shall also annually choose a Chief Executive Officer, a President, a Vice-President, a Secretary and a Treasurer who need not be members of the board.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote or a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

     Section 6. The Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the shareholders and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Chairman of the Board need not be an employee of the corporation.

                             CHIEF EXECUTIVE OFFICER

     Section 7. The Chief Executive Officer shall have general supervisory responsibility and authority over the officers of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall preside at all meetings of the Board of Directors in the absence of the Chairman, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors shall determine the person or persons who shall perform the duties and exercise the powers of the Chief Executive Officer in the absence or disability of the Chief Executive Officer.

     Section 8. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                                  THE PRESIDENT

     Section 9. The President shall be the chief operating officer of the corporation, shall, under the direction of the Chief Executive Officer, have general and active management of the business of the corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors shall determine the person or persons who shall perform the duties and exercise the powers of the President in the absence or disability of the President.

                               THE VICE-PRESIDENTS

     Section 10. The Vice-President or Vice-Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

                    THE SECRETARIES AND ASSISTANT SECRETARIES

     Section 11. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant Secretary.

     Section 12. The assistant Secretary, or if there are more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 14. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 15. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 16. The assistant Treasurer, or if there shall be more than one, the assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF SHARES

     Section 1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be.

     Section 2. Every share certificate shall be signed by the Chairman of the Board and the Treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

     Section 3. Where a certificate is signed (1) by a transfer agent or (2) by a transfer agent and/or registrar, the signature of such Chairman of the Board and Treasurer may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                         LOST OR DESTROYED CERTIFICATES

     Section 4. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                               TRANSFERS OF SHARES

     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

     Section 6. The Board of Directors may fix a time, not more than seventy-five days, prior to the date of any meeting or shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.

                             REGISTERED SHAREHOLDERS

     Section 7. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amount to bade faith.

                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expense (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Common Pleas or such other court shall deem proper.

     Section 3. Indemnification under Sections 1 and 2 of this Article shall be made by the corporation when ordered by a court or upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in those Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 4. In addition to and notwithstanding the limited indemnification provided in Sections 1, 2 and 3 of this Article, the corporation shall indemnify and hold harmless its present and future officers and directors of, from and against any and all liability, expenses (including attorneys' fees), claims, judgments, fines and amounts paid in settlement, actually incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action by or in the right of the corporation), to which such person is, was or at any time becomes, a party, or is threatened to be made a party, by reason of the fact that such person is, was or at any time becomes a director or officer of the corporation, or is or was serving or at any time serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other person of any nature whatsoever. Nothing contained in this Section 4 shall authorize the corporation to provide, or entitle any officer or director to receive, indemnification for any action taken, or failure to act, which action or failure to act is determined by a court to have constituted willful misconduct or recklessness.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1, 2 and 4 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 6. The indemnification, advancement of expenses and limitation of liability provided in this Article shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. Nothing herein contained shall be construed as limiting the power or obligation of the corporation to indemnify any person in accordance with the Pennsylvania Business Corporation Law as amended from time to time or in accordance with any similar law adopted in lieu thereof. The indemnification and advancement of expenses provided under this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 8. The corporation shall also indemnify any person against expenses, including attorneys' fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Pennsylvania Business Corporation Law as amended from time to time or under any similar law adopted in lieu thereof.

     Section 9. Any person who shall serve as director, officer, employee or agent of the corporation or who shall serve, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Article, in the Pennsylvania Business Corporation Law as amended from time to time and in any similar law adopted in lieu thereof.

                                    INSURANCE

     Section 10. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

                       LIMITATION OF DIRECTORS' LIABILITY

     Section 11. No director of this corporation shall be personally liable for monetary damages as such for any action taken or failure to take any action, on or after January 27, 1987, unless (a) the director has breached or failed to perform the duties of his office under Section 8363 of Title 42 of the Pennsylvania Consolidated Statutes Annotated (relating to the standard of care and justifiable reliance of directors); and (b) the breach or failure to perform constitutes self dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 11 shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

     Section 1. Dividends upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the articles of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. The directors shall send, or cause to be sent, to the shareholders, within one hundred twenty (120) days after the close of the fiscal year of the corporation, a financial report as of the closing date of the preceding fiscal year.

                                     CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed manually or by facsimile signature of such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                        SHAREHOLDER EQUITY PROTECTION ACT

     Section  7.  In  accordance   with  Section  910A(1)  of  the  PA  Business
Corporation Law, the provisions of Section 910 shall not apply to the corporation.

                      1990 ANTI-TAKEOVER AMENDMENTS TO THE
                      PENNSYLVANIA BUSINESS CORPORATION LAW

     Section 8. Subsections (d) through (f) of Section 511 of Title 15 of the Pennsylvania Consolidated Statutes as amended by Act No. 36 of 1990, shall not be applicable to the corporation.

     Section 9. Subsections (e) through (g) of Section 1721 of Title 15 of the Pennsylvania Consolidated Statutes as amended by Act No. 36 of 1990, shall not be applicable to the corporation.

     Section 10. Subchapter G of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes as enacted by Act No. 36 of 1990, shall not be applicable to the corporation.

     Section 11. Subchapter H of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes as amended by Act No. 36 of 1990, shall not be applicable to the corporation.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.